SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Voya Series Fund, Inc.

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

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September 17, 2015

Voya Investment Management

Client Talking Points

Voya Large Cap Growth Fund / Voya Growth Opportunities Fund

Voya Investment Management (formerly, ING U.S. Investment Management) has announced the following changes to the Fund.

The Board of Trustees/Directors (the “Board”) of Voya Large Cap Growth Fund (“Large Cap Growth Fund”) and Voya Growth Opportunities Fund (“Growth Opportunities Fund”) approved an Agreement and Plan of Reorganization (“Merger” or “Reorganization”). The approval of shareholders of the Voya Large Cap Growth Fund is required before the Merger may take place.

▪	What is happening?

o	March 12, 2015: Each Fund’s Board approved a proposal to merge Large Cap Growth Fund into Growth Opportunities Fund.

o	On or about April 2, 2015: A prospectus supplement was filed to notify shareholders of the changes.

o	On or about July 24, 2015: Shareholders of Large Cap Growth Fund were sent a combined proxy statement and prospectus.

o	On or about September 22, 2015: A shareholder meeting will be held.

o	On or about October 23, 2015:

-	Pending shareholder approval, the Merger will occur as of close of business.

-	Voya Investment Management Co. LLC (“Voya IM”) serves as sub-adviser to both the Large Cap Growth Fund and the Growth Opportunities Fund. Shareholders in the Large Cap Growth Fund will become shareholders in the Growth Opportunities Fund, which will be renamed Voya Large-Cap Growth Fund, as of the close of business.

▪	Tax Considerations

o	The Reorganization is intended to qualify as a tax-free reorganization. Accordingly, neither the Large Cap Growth Fund nor its shareholders, nor the Growth Opportunities Fund nor its shareholders, are

September 17, 2015

Client Talking Points

expected to recognize any gain or loss for federal income tax purposes from the Reorganization Agreement.

o	Because the Reorganization will end the tax year of the Large Cap Growth Fund, it will accelerate distributions to shareholders from the Large Cap Growth Fund for its short tax year ending on the date of the Reorganization, scheduled to be around October 23, 2015.

o	Prior to the Closing Date, the Large Cap Growth Fund will pay to shareholders a distribution consisting of any undistributed investment company taxable income, any net tax-exempt income, and/or any undistributed realized net capital gains, including any net gains realized from any sales of assets prior to the Closing Date, including portfolio transitions in connection with the Reorganization.

o	This distribution would be taxable to shareholders that are subject to tax. The Funds have substantially identical principal investment strategies. As a result, Voya IM does not anticipate that it will need to sell a significant portion of the Large Cap Growth Fund’s holdings if the Reorganization is approved by shareholders.

o	After the Reorganization, the shareholders of the Large Cap Growth Fund will receive a proportionate share of any unrealized gains in the Growth Opportunities Fund’s assets, as well as any taxable gains realized by the Growth Opportunities Fund, but not distributed to the Growth Opportunities Fund’s shareholders prior to the Reorganization, when such gains are eventually distributed by the Growth Opportunities Fund. Typically, prior to the closing date of a reorganization, a surviving fund in a reorganization of Voya retail funds distributes any gains to its shareholders.

o	As of December 31, 2014, neither the Large Cap Growth Fund nor the Growth Opportunities Fund had any capital loss carry forwards.

o	Shareholders are urged to consult their own tax advisers as to the specific consequences to them of the Reorganization in light of their individual circumstances, and as to the applicability and effect of state, local, non-U.S., and other tax laws.

For financial professional use only.  Not for inspection by or distribution to the general public.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund, nor is it a solicitation of any proxy. For information regarding the Fund, please call Voya Investment Management toll free at 1-800-992-0180.

For information regarding any of the Funds discussed in this Client Talking Points, please call Voya Investment Management toll free at 1-800-992-0180. To receive a free copy of a Proxy Statement/Prospectus relating to the proposed merger of Voya Large Cap Growth Fund with and into Voya Growth Opportunities Fund, please call Voya Investment Management toll free at 1-800-992-0180. This Client Talking Points is qualified in its entirety by reference to the Proxy Statement/ Prospectus, and supersedes any prior Client Talking Points. The Proxy Statement/Prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations, and therefore you are advised to read it. The Proxy Statement/Prospectus and shareholder reports and other information are or will also be available for free on the SEC’s website (www.sec.gov). Please read any Proxy Statement/Prospectus carefully before making any decision to invest or to approve the merger.

September 17, 2015

Client Talking Points

This information is proprietary and cannot be reproduced or distributed. Certain information may be received from sources Voya Investment Management considers reliable; Voya Investment Management does not represent that such information is accurate or complete. Certain statements contained herein may constitute "projections," "forecasts" and other "forward-looking statements" which do not reflect actual results and are based primarily upon applying retroactively a hypothetical set of assumptions to certain historical financial data. Actual results, performance or events may differ materially from those in such statements. Any opinions, projections, forecasts and forward looking statements presented herein are valid only as of the date of this document and are subject to change. Nothing contained herein should be construed as: (i) an offer to buy any security; or (ii) a recommendation as to the advisability of investing in, purchasing or selling any security. Voya Investment Management assumes no obligation to update any forward-looking information. Past performance is no guarantee of future results.

Your clients should consider the investment objectives, risks, charges and expenses of the Fund(s) carefully before investing. For a free copy of the Fund’s prospectus, which contains this and other information, visit us at www.voyainvestments.com or call Voya Investment Management at 1-800-992-0180. Please instruct your clients to read the prospectus carefully before investing.

CID – ___________________